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                                                             Exhibit 23.4


                 [Letterhead of Kaplan Associates, Inc.]


                                      April 4, 1995


Plains Spirit Financial Corporation
131 West Third Street
Davenport, Iowa 52801-1497

Re:           Consent of Kaplan Associates, Inc.
              ----------------------------------

Gentlemen:


     We hereby consent to the filing of our opinion as an appendix to the Proxy Statement-Prospectus included in this Registration Statement on Form S-4 and to all references to Kaplan Associates, Inc. contained herein.

                                     Very truly yours,

                                     KAPLAN ASSOCIATES, INC.



                                     By: /s/ James R. Causey
                                        --------------------------------------
                                               James R. Causey
                                               Managing Director